UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 27, 2020 (November 27, 2020)

Clovis Oncology, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35347	90-0475355
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5500 Flatiron Parkway, Suite 100 Boulder, Colorado	80301
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 625-5000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock par Value $0.001 per Share	CLVS	The NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.03	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of the Registrant

On November 27, 2020, Clovis Oncology, Inc. (the “Company”) completed the sale of $7,500,000 aggregate principal amount of its 4.50% Convertible Senior Notes due 2024 (the “Additional Notes”) at a purchase price of $1,000 per $1,000 principal amount of Additional Notes. The Additional Notes were sold pursuant to the terms of that certain Exchange and Purchase Agreement, dated as of November 4, 2020, by and between the Company and the holder named therein (the “Holder”) pursuant to the Holder’s exercise of its option to purchase such notes, granted in connection with the previously disclosed private offering of $50 million aggregate principal amount of the Company’s 4.50% Convertible Senior Notes due 2024 to the Holder (the “Initial Notes” and, together with the Additional Notes, the “Notes”), which initial offering closed on November 17, 2020. The Additional Notes have the same terms, and were issued under the same Indenture, dated as of November 17, 2020, between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Indenture”), as the Initial Notes, as described in the Company’s Current Reports on Form 8-K filed with the Securities and Exchange Commission on November 5, 2020 and November 17, 2020 (the “Form 8-Ks”). The information set forth in the Form 8-Ks are incorporated herein by reference.

The Additional Notes were offered and sold pursuant to the exemption provided by Section 4(a)(2) of the Securities Act of 1933, as amended, (the “Securities Act”). The offer and sale of the Additional Notes and the shares of common stock issuable upon conversion of the Additional Notes have not been registered under the Securities Act or any state securities laws, and, unless so registered, the Additional Notes and such shares may not be offered or sold in the United States except pursuant to an applicable exemption from the registration requirements of the Securities Act and applicable state securities laws.

The Company intends to use the net proceeds from the sale of the Additional Notes for general corporate purposes, including repayment, repurchase or refinance of its debt obligations, sales and marketing expenses associated with Rubraca® (rucaparib), funding of its development programs, payment of milestones pursuant to its license agreements, general and administrative expenses, acquisition or licensing of additional product candidates or businesses and working capital.

These descriptions of the Indenture and the Additional Notes are qualified in their entirety by reference to the Indenture and Form of Global Note, which are filed as Exhibit 4.1 and 4.2, respectively, to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on November 17, 2020 and incorporated herein by reference.

This current report on Form 8-K does not constitute an offer to sell or the solicitation of an offer to buy the Additional Notes.

Item 3.02.	Unregistered Sales of Equity Securities

The information with respect to the Additional Notes and the Indenture set forth in Item 2.03 of this Current Report on Form 8-K is incorporated herein by reference.

Item 8.01.	Other Events

On November 24, 2020, the Company issued a press release announcing the exercise by the Holder of its option to purchase the Additional Notes. The press release is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits:

99.1	Press Release, dated November 24, 2020

104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 27, 2020

CLOVIS ONCOLOGY, INC.

By:	/s/ Paul Gross
Name:	Paul Gross
Title:	Executive Vice President and General Counsel